                                                                   [FILED PURSUANT TO RULE 433]
TERM SHEET

RALI SERIES 2006-QS10 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-QS10

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING CORPORATION
Sponsor and Master Servicer

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

BEAR, STEARNS & CO. INC.
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SECURITIES AND EXCHANGE
COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE
BASE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE
COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR  ON THE  SEC  WEB  SITE  AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR  ANY  DEALER
PARTICIPATING  IN THE  OFFERING  WILL  ARRANGE TO SEND YOU THE BASE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY
CALLING TOLL-FREE [ ].

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE
PROSPECTUS  AND THE  PROSPECTUS  SUPPLEMENT  FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION IN THIS TERM SHEET IS
PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS TERM  SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT  TO PURCHASE  ANY OF THE
OFFERED CERTIFICATES,  SUPERSEDES  INFORMATION CONTAINED IN ANY PRIOR SIMILAR TERM SHEET, THE TERM SHEET SUPPLEMENT
AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

This term sheet and the related  term sheet  supplement  is not an offer to sell or a  solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

AUGUST 18, 2006

  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THE
          TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents  that provide progressively more detail:

         -        the related base prospectus,  dated July 11, 2006, which provides  general  information,  some of which may not apply to the offered certificates;

         -        the term sheet supplement,  dated July 17, 2006, which provides general  information about series of certificates  issued  pursuant to the  depositor's QS program,  some of which may not apply to the offered certificates; and

         -        this term  sheet,  which  describes  terms  applicable  to the  classes of  offered  certificates described  herein and provides a description  of certain  collateral  stipulations  regarding the mortgage  loans and the parties to the  transaction,  and provides other  information  related to the offered certificates.

This term  sheet  provides a very  general  overview  of certain  terms of the  offered  certificates  and does not contain all of the information  that you should consider in making your investment  decision.  To understand all of the terms of a class of the  offered  certificates,  you  should  read  carefully  this  document,  the term  sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131213.

If the  description  of the offered  certificates  in this term sheet  differs from the  description  of the senior certificates  in the related base  prospectus or the term sheet  supplement,  you should rely on the description in this term sheet.  Capitalized  terms used but not defined  herein  shall have the meaning  ascribed  thereto in the term sheet supplement and the related base prospectus.

THE  INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY
OF THE OFFERED  CERTIFICATES,  SUPERSEDES ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO SUCH
CERTIFICATES.  THE  INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS
TERM  SHEET  IS BEING  DELIVERED  TO YOU  SOLELY  TO  PROVIDE  YOU  WITH  INFORMATION  ABOUT  THE  OFFERING  OF THE
CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND TO SOLICIT AN OFFER TO PURCHASE THE CERTIFICATES,  WHEN, AS AND IF
ISSUED.  ANY SUCH  OFFER  TO  PURCHASE  MADE BY YOU WILL NOT BE  ACCEPTED  AND WILL NOT  CONSTITUTE  A  CONTRACTUAL
COMMITMENT  BY YOU  TO  PURCHASE  ANY  OF  THE  CERTIFICATES,  UNTIL  WE  HAVE  ACCEPTED  YOUR  OFFER  TO  PURCHASE
CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT
OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE  UNDERWRITER'S  OBLIGATION  TO DELIVER SUCH
CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE
AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS
OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING  THEM,  MAY CHANGE (DUE,
AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT  MORTGAGE  LOANS THAT  COMPRISE THE POOL MAY BECOME  DELINQUENT  OR
DEFAULTED  OR MAY BE REMOVED OR REPLACED AND THAT  SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,
AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE
OR  AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE  ISSUED  THAT  HAVE THE
CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL SUCH  CERTIFICATES TO YOU IS
CONDITIONED ON THE MORTGAGE LOANS AND CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF
FOR ANY REASON THE  ISSUING  ENTITY  DOES NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL NOTIFY YOU,  AND
NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF
THE CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER WILL BE
LIABLE FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY OF THE CERTIFICATES OR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR VERIFIED
ANY STATISTICAL OR NUMERICAL INFORMATION  PRESENTED HEREIN,  ALTHOUGH THAT INFORMATION MAY BE BASED IN PART ON LOAN
LEVEL DATA PROVIDED BY THE ISSUING ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market  risks associated with that class.  The offered  certificates  are complex  securities.  You should possess,  either alone or together  with an investment  advisor,  the expertise  necessary to evaluate the  information  contained in this term sheet, the term sheet  supplement and the related base prospectus for the offered  certificates in the context of your  financial  situation and tolerance for risk. You should  carefully  consider,  among other things,  all of the  applicable  risk factors in connection  with the purchase of any class of the offered  certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

-------------------------- ------------------ ---------------------- ------------------------ -------------------------

                                               INITIAL CERTIFICATE           INITIAL
          CLASS            PASS-THROUGH RATE  PRINCIPAL BALANCE(1)          RATING(2)               DESIGNATIONS
-----------------------------------------------------------------------------------------------------------------------
                                                 OFFERED CERTIFICATES
-----------------------------------------------------------------------------------------------------------------------
                                               OFFERED CERTIFICATES
                                                               INITIAL RATING
                          INITIAL PRINCIPAL   PASS-THROUGH     (FITCH/MOODY'S/
         CLASS                 BALANCE            RATE             S&P)(1)                  DESIGNATION
------------------------ -------------------- -------------- -------------------- ---------------------------------
CLASS A SENIOR CERTIFICATES:
--------------------------------------------- -------------- -------------------- ---------------------------------
          A-1            $     150,000,000        6.00%          AAA/Aaa/AAA       Senior/Super Senior/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-2            $       8,000,000        6.00%          AAA/Aaa/AAA             Senior/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-3            $       6,813,000        6.00%          AAA/Aaa/AAA          Senior/Retail/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-4            $      61,400,000        5.75%          AAA/Aaa/AAA       Senior/Super Senior/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-5            $      16,000,000     Adjustable        AAA/Aaa/AAA       Senior/Floater/Adjustable Rate
                                                  Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-6            $               0     Adjustable        AAA/Aaa/AAA        Senior/Interest Only/Inverse
                                                  Rate                                Floater/Adjustable Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-7            $      24,638,000        6.00%          AAA/Aaa/AAA           Senior/PAC/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-8            $       4,383,000        6.00%          AAA/Aaa/AAA           Senior/PAC/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
-          A-9            $      63,520,615        6.50%          AAA/Aaa/AAA         Senior/Companion/Accretion
                                                                                        Directed/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
         A-10            $       3,000,000        6.00%          AAA/Aaa/AAA       Senior/Companion/Accrual/Fixed
                                                                                                Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
         A-11            $      50,000,000     Adjustable        AAA/Aaa/AAA                Senior/Super
                                                  Rate                             Senior/Floater/Adjustable Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
         A-12            $               0     Adjustable        AAA/Aaa/AAA        Senior/Interest Only/Inverse
                                                  Rate                                Floater/Adjustable Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
         A-13            $      66,810,666     Adjustable        AAA/Aaa/AAA       Senior/Floater/Adjustable Rate
                                                  Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
         A-14            $               0     Adjustable        AAA/Aaa/AAA        Senior/Interest Only/Inverse
                                                  Rate                                Floater/Adjustable Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
         A-15            $      31,405,334        6.00%          AAA/Aaa/AAA         Senior/Lockout/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
         A-16            $       4,000,000        6.00%          AAA/Aaa/AAA               Senior/Senior
                                                                                     Support/Lockout/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
         A-17            $       3,000,000        6.00%          AAA/Aaa/AAA               Senior/Senior
                                                                                     Support/Lockout/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
         A-18            $       2,600,000        5.75%          AAA/Aaa/AAA      Senior/Senior Support/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
         A-19            $       5,293,385        0.00%          AAA/Aaa/AAA         Senior/Companion/Accretion
                                                                                      Directed/Principal Only
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-P            $         719,930        0.00%          AAA/Aaa/AAA           Senior/Principal Only
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-V            $               0    Variable Rate      AAA/Aaa/AAA       Senior/Interest Only/Variable
                                                                                                Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total Class A            $    $501,583,930
Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
CLASS R SENIOR
CERTIFICATES:
------------------------ -------------------- -------------- -------------------- ---------------------------------
          R-I            $             100        6.25%          AAA/Aaa/AAA         Senior/Residual/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
         R-II            $             100        6.25%          AAA/Aaa/AAA         Senior/Residual/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total senior             $     501,584,130
certificates:
------------------------ -------------------- -------------- --------------------
CLASS M CERTIFICATES:
------------------------ -------------------- -------------- -------------------- ---------------------------------
          M-1            $      16,542,000        6.25%           AA/NA/NA              Mezzanine/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          M-2            $       5,069,200        6.25%            A/NA/NA              Mezzanine/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          M-3            $       4,002,000        6.25%           BBB/NA/NA             Mezzanine/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total Class M            $      25,613,200
Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total offered            $     527,197,330
certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------

------------------------------------------------------------------------------------------------------------------

                                           NON-OFFERED CERTIFICATES (2)
-------------------------------------------------------------------------------------------------------------------
CLASS B CERTIFICATES:
------------------------ -------------------- -------------- -------------------- ---------------------------------
          B-1            $       2,401,200        6.25%           BB/NA/NA             Subordinate/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          B-2            $       2,134,400        6.25%            B/NA/NA             Subordinate/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          B-3            $       1,867,665        6.25%           NA/NA/NA             Subordinate/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total Class B            $       6,403,265
Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total offered and        $     533,600,596
non-offered
certificates:

(1)  See "Ratings" in this prospectus supplement.
(2)  The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

OTHER INFORMATION:

     The aggregate initial  certificate  principal balance of the offered and non-offered  certificates shown above may not  equal  the sum of the  certificate  principal  balances  of those  certificates  as  listed  above  due to rounding.  Only the offered  certificates  are  offered for sale  pursuant  to the  prospectus  supplement  and the related  prospectus.  The  non-offered  certificates  will be sold by the  depositor in a  transaction  exempt from registration under the Securities Act of 1933.

CLASS A-5, CLASS A-6, CLASS A-11, CLASS A-12, CLASS A-13 AND CLASS A-14 CERTIFICATES:

------------------------ ------------------- ----------------------------- ------------------- ---------------------
Adjustable Rates:             Initial                  Formula                  Maximum              Minimum
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class A-5                      5.63%                LIBOR + 0.30%                7.00%                0.30%
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class A-6                      1.37%                6.70% - LIBOR                6.70%                0.00%
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class A-11                     5.93%                LIBOR + 0.60%                6.50%                0.60%
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class A-12                     0.57%                5.90% - LIBOR                5.90%                0.00%
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class A-13                     5.73%                LIBOR + 0.40%                7.50%                0.40%
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class A-14                     1.77%                7.10% - LIBOR                7.10%                0.00%
------------------------ ------------------- ----------------------------- ------------------- ---------------------

     From the distribution  date in October 2006 through and including the distribution  date in February 2015, the holders of the Class A-11  Certificates  will be entitled to receive  amounts  payable under the yield  maintenance agreement,  if any. See  "Description  of the  Certificates--The  Yield  Maintenance  Agreement" in this  prospectus supplement.

     The Class A-6, Class A-12 and Class A-14  Certificates do not have a certificate  principal  balance.  For the purpose of calculating  interest  payments,  (i) interest on the Class A-6  Certificates  will accrue on a notional amount equal to the certificate  principal  balance of the Class A-5 Certificates  immediately prior to the related distribution  date,  which is  initially  equal to  approximately  $16,000,000,  (ii)  interest  on the Class  A-12
Certificates  will  accrue on a  notional  amount  equal to the  certificate  principal  balance  of the Class A-11
Certificates  immediately  prior to the  related  distribution  date,  which is  initially  equal to  approximately
$50,000,000,  and (iii)  interest  on the Class A-14  Certificates  will accrue on a notional  amount  equal to the certificate  principal balance of the Class A-13 Certificates  immediately prior to the related  distribution date, which is initially equal to approximately $66,810,666.

CLASS A-V CERTIFICATES:

     Variable Rate: The interest rate payable with respect to the Class A-V  Certificates  varies  according to the weighted  average of the excess of the mortgage rate on each mortgage  loan,  net of the  applicable  servicing fee rate and subservicing fee rate, over 6.25%. On each monthly  distribution  date,  holders of Class A-V Certificates will be entitled to receive  interest at a rate equal to the current  weighted average of the mortgage rates on the mortgage  loans  minus the  applicable  servicing  fee rate,  subservicing  fee rate and 6.25%,  provided  that the interest rate will not be less than zero.

     The  Class  A-V  Certificates  do not have a  principal  balance.  For the  purpose  of  calculating  interest payments,  interest  will  accrue on a notional  amount  equal to the  aggregate  stated  principal  balance of the mortgage  loans,  which is initially  equal to  approximately  $533,600,596.  The stated  principal  balance of any mortgage loan as of any date is equal to its  scheduled  principal  balance as of the cut-off date,  reduced by all principal  payments  received  with  respect  to such  mortgage  loan  that  have been  previously  distributed  to certificateholders  and any losses realized with respect to such mortgage loan that have been previously  allocated to  certificateholders.  In addition,  if a mortgage loan has been modified the stated  principal  balance would be increased by the amount of any interest or other amounts owing on the mortgage loan that have been  capitalized  in connection with such modification.

CREDIT ENHANCEMENT

ALLOCATION  OF LOSSES.  Except for the three  exceptions  described  below,  losses on the  mortgage  loans will be allocated in full to the first class listed below with a certificate principal balance greater than zero:

o        Class B-3

o        Class B-2

o        Class B-1

o        Class M-3

o        Class M-2

o        Class M-1

When this  occurs,  the  certificate  principal  balance of the class to which the loss is  allocated  is  reduced, without a corresponding payment of principal.

If the aggregate  certificate  principal  balance of the Class M  Certificates  and Class B  Certificates  has been reduced to zero,  losses on the mortgage  loans will be allocated  proportionately  among the senior  certificates, subject to the exceptions described below.

Not all losses will be allocated in the priority  described above.  Losses due to natural  disasters such as floods and  earthquakes,  fraud by a mortgagor,  or some losses related to the bankruptcy of a mortgagor will be allocated as  described  above only up to specified  amounts.  Losses of these types in excess of the  specified  amounts and losses due to other  extraordinary  events  will be  allocated  proportionately  among all  outstanding  classes of certificates  except as described  below for the Class A-P  Certificate.  Therefore,  the Class M Certificates  and
Class B Certificates do not act as credit enhancement for the senior certificates for these types of losses.

In addition,  most losses  otherwise  allocable to the Class A-1  Certificates  will be allocated to the Class A-17
Certificates as long as the Class A-17  Certificates  remain  outstanding,  most losses otherwise  allocable to the
Class A-4  Certificates  will be allocated to the Class A-18  Certificates  as long as the Class A-18  Certificates remain  outstanding and most losses  otherwise  allocable to the Class A-11  Certificates  will be allocated to the
Class A-16 Certificates as long as the Class A-16 Certificates remain outstanding.

YIELD MAINTENANCE AGREEMENT

The holders of the Class A-11 Certificates may benefit from a series of interest rate cap payments from Bear
Stearns Financial Products Inc. pursuant to a yield maintenance agreement as described in this prospectus supplement.  The yield maintenance agreement is intended to partially mitigate the interest rate risk that could result from the difference between one-month LIBOR, subject to a maximum rate of  8.90% per annum, and 5.90% per
annum, as described in this prospectus supplement.   Payments, if any, due on the yield maintenance agreement
will commence on the distribution date in October 2006.  The yield maintenance agreement will terminate after the distribution date in February 2015.

     YIELD MAINTENANCE  AGREEMENT  NOTIONAL  BALANCE--With  respect to any distribution date specified below and the
Class  A-11  Certificates,  the lesser of (1) the  Certificate  Principal  Balance  of the Class A-11  Certificates
immediately  prior to that  distribution  date and (2) the amount of the "Class A-11  Notional  Balance"  specified below for that distribution date.

DISTRIBUTION DATE                          CLASS A-11
                                       NOTIONAL BALANCE ($)
  October 2006                           49,523,789.56
  November 2006                          48,987,507.75
  December 2006                          48,392,126.75
  January 2007                           47,738,828.98
  February 2007                          47,029,005.38
  March 2007                             46,264,252.44
  April 2007                             45,446,368.10
  May 2007                               44,577,346.32
  June 2007                              43,659,370.54
  July 2007                              42,694,805.90
  August 2007                            41,686,190.25
  September 2007                         40,636,224.08
  October 2007                           39,610,477.07
  November 2007                          38,608,394.92
  December 2007                          37,629,436.01
  January 2008                           36,673,071.07
  February 2008                          35,738,782.90
  March 2008                             34,826,066.14
  April 2008                             33,934,426.94
  May 2008                               33,063,382.74
  June 2008                              32,212,462.01
  July 2008                              31,381,203.97
  August 2008                            30,569,158.36
  September 2008                         29,775,885.24
  October 2008                           29,000,954.68
  November 2008                          28,243,946.58
  December 2008                          27,504,450.46
  January 2009                           26,782,065.19
  February 2009                          26,076,398.82
  March 2009                             25,387,068.35
  April 2009                             24,713,699.55
  May 2009                               24,055,926.71
  June 2009                              23,413,392.51
  July 2009                              22,785,747.78
  August 2009                            22,172,651.33
  September 2009                         21,573,769.79
  October 2009                           20,988,777.38
  November 2009                          20,417,355.78
  December 2009                          19,859,193.98
  January 2010                           19,313,988.03
  February 2010                          18,781,440.97
  March 2010                             18,261,262.62
  April 2010                             17,753,169.42
  May 2010                               17,256,884.33
  June 2010                              16,772,136.62
  July 2010                              16,298,661.76
  August 2010                            15,836,201.29
  September 2010                         15,384,502.63
  October 2010                           14,943,319.01
  November 2010                          14,512,409.30
  December 2010                          14,091,537.89
  January 2011                           13,680,474.54
  February 2011                          13,278,994.32
  March 2011                             12,886,877.41
  April 2011                             12,503,909.06
  May 2011                               12,129,879.42
  June 2011                              11,764,583.43
  July 2011                              11,407,820.75
  August 2011                            11,059,395.62
  September 2011                         10,719,116.76
  October 2011                           10,411,346.26
  November 2011                          10,111,147.79
  December 2011                           9,818,344.11
  January 2012                            9,532,762.03
  February 2012                           9,254,232.39
  March 2012                              8,982,589.89
  April 2012                              8,717,673.05
  May 2012                                8,459,324.10
  June 2012                               8,207,388.92
  July 2012                               7,961,716.92
  August 2012                             7,722,161.00
  September 2012                          7,488,577.44
  October 2012                            7,268,294.01
  November 2012                           7,053,574.63
  December 2012                           6,844,286.87
  January 2013                            6,640,301.41
  February 2013                           6,441,491.91
  March 2013                              6,247,734.99
  April 2013                              6,058,910.11
  May 2013                                5,874,899.55
  June 2013                               5,695,588.30
  July 2013                               5,520,864.06
  August 2013                             5,350,617.11
  September 2013                          5,184,740.31
  October 2013                            5,036,381.94
  November 2013                           4,891,863.10
  December 2013                           4,751,089.70
  January 2014                            4,613,969.88
  February 2014                           4,480,413.96
  March 2014                              4,350,334.41
  April 2014                              4,223,645.77
  May 2014                                4,100,264.61
  June 2014                               3,980,109.50
  July 2014                               3,863,100.94
  August 2014                             3,749,161.32
  September 2014                          3,638,214.89
  October 2014                            3,541,308.92
  November 2014                           3,446,876.12
  December 2014                           3,354,855.31
  January 2015                            3,265,186.77
  February 2015                           3,177,812.22

INTEREST DISTRIBUTIONS

     Holders of each class of Senior  Certificates  other than the Principal Only  Certificates will be entitled to receive  interest  distributions  in an amount  equal to the  Accrued  Certificate  Interest  on that class on each distribution  date,  to the  extent of the  Available  Distribution  Amount,  other than the  Accrual  Distribution
Amount,  for that  distribution  date,  commencing  on the first  distribution  date in the case of all  classes of
Senior Certificates  entitled to interest  distributions,  other than the Accrual  Certificates,  and commencing on the Accretion  Termination  Date in the case of the Accrual  Certificates.  Holders of the Class A-11  Certificates
will also be entitled to receive payments,  if any, made pursuant to the yield  maintenance  agreement as described in this prospectus supplement.

     Holders  of each class of Class M  Certificates  will be  entitled  to receive  interest  distributions  in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution  date,  to the extent of the
Available  Distribution  Amount for that  distribution  date after  distributions  of interest and principal to the
Senior  Certificates,  reimbursements  for some Advances to the master servicer and  distributions  of interest and principal to any class of Class M Certificates having a higher payment priority.

     The Principal Only Certificates are not entitled to distributions of interest.

     Prepayment  Interest  Shortfalls  will result  because  interest on prepayments in full is paid by the related mortgagor only to the date of  prepayment,  and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the  outstanding  principal  balance of the related  mortgage loans as of the Due Date in the month of prepayment.

     However,   with  respect  to  any  distribution  date,  any  Prepayment  Interest  Shortfalls  resulting  from prepayments in full or prepayments in part made during the preceding  calendar month that are being  distributed to the  certificateholders  on that  distribution  date will be offset by the master servicer,  but only to the extent those  Prepayment  Interest  Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal  Balance of the mortgage loans  immediately  preceding that  distribution date and (b) the sum of the master  servicing fee payable to the master servicer for its master  servicing  activities and  reinvestment income  received by the master  servicer on amounts  payable with respect to that  distribution  date. No assurance can be given that the master  servicing  compensation  available to cover  Prepayment  Interest  Shortfalls will be sufficient  therefor.  Any  Prepayment  Interest  Shortfalls  which are not  covered by the master  servicer on any
distribution  date  will  not  be  reimbursed  on  any  future   distribution  date.  See  "Pooling  and  Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     If on any distribution date the Available  Distribution Amount is less than the Accrued  Certificate  Interest on the Senior  Certificates  for that  distribution  date, the shortfall will be allocated among the holders of all classes of Senior Certificates in proportion to their respective amounts of Accrued  Certificate  Interest for that distribution  date. In addition,  the amount of any such  interest  shortfalls  that are covered by  subordination, specifically,  interest  shortfalls  not  described  in  clauses  (i)  through  (iv) in the  definition  of Accrued
Certificate  Interest,  will be unpaid Accrued  Certificate  Interest and will be  distributable  to holders of the certificates  of those  classes  entitled to those amounts on subsequent  distribution  dates,  in each case to the extent of available funds after interest  distributions as described in this prospectus  supplement.  However,  any interest  shortfalls  resulting  from the failure of the yield  maintenance  agreement  provider  to make  payments pursuant to the yield maintenance  agreement will not be unpaid Accrued  Certificate  Interest and will not be paid from any source on any distribution date.

     These  interest   shortfalls  could  occur,  for  example,   if  delinquencies  on  the  mortgage  loans  were
exceptionally  high and were  concentrated in a particular  month and Advances by the master servicer did not cover the  shortfall.  Any  amounts so carried  forward  will not bear  interest.  Any  interest  shortfalls  will not be offset by a reduction in the servicing  compensation  of the master  servicer or  otherwise,  except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

     Prior to the distribution date on which the Accretion  Termination Date occurs,  interest shortfalls allocated to the Accrual  Certificates  will reduce the amount that is added to the  Certificate  Principal  Balance of those certificates  in  respect  of  Accrued  Certificate  Interest  on that  distribution  date,  and will  result  in a corresponding  reduction of the amount available for distributions  relating to principal on the Accretion Directed
Certificates and will cause the Certificate  Principal  Balances of those  certificates to be reduced to zero later than  would  otherwise  be the  case.  See  "Certain  Yield  and  Prepayment  Considerations"  in  this  prospectus supplement.  Because  any  interest  shortfalls  allocated  to the  Accrual  Certificates  prior  to the  Accretion
Termination  Date will  result in the  Certificate  Principal  Balance of those  certificates  being less than they would  otherwise  be, the amount of Accrued  Certificate  Interest  that will accrue on those  certificates  in the future and the amount that will be available  for  distributions  relating to principal on the  Accretion  Directed
Certificates will be reduced.

     The  pass-through  rates on all classes of offered  certificates,  other than the  Adjustable  Rate,  Variable
Strip and Principal Only Certificates, are fixed and are listed on page S-8 of this prospectus supplement.

     The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

           (1) The  pass-through  rate on the Class A-5  Certificates  with respect to the initial Interest Accrual
     Period is 5.63% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.30%, with a maximum rate of 7.00% and a minimum rate of 0.30% per annum.

           (2) The  pass-through  rate on the Class A-6  Certificates  with respect to the initial Interest Accrual
     Period is 1.37% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to 6.70% minus LIBOR, with a maximum rate of 6.70% per annum and a minimum rate of 0.00% per annum.

           (3) The pass-through  rate on the Class A-11  Certificates  with respect to the initial Interest Accrual
     Period is 5.93% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.60%, with a maximum rate of 6.50% per annum and a minimum rate of 0.60% per annum.

           (4) The pass-through  rate on the Class A-12  Certificates  with respect to the initial Interest Accrual
     Period is 0.57% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to 5.90% minus LIBOR, with a maximum rate of 5.90% per annum and a minimum rate of 0.00% per annum.

           (5) The pass-through  rate on the Class A-13  Certificates  with respect to the initial Interest Accrual
     Period is 5.73% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.40%, with a maximum rate of 7.50% per annum and a minimum rate of 0.40% per annum.

           (6) The pass-through  rate on the Class A-14  Certificates  with respect to the initial Interest Accrual
     Period is 1.77% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to 7.10% minus LIBOR, with a maximum rate of 7.10% per annum and a minimum rate of 0.00% per annum.

     The  pass-through  rates on the  Adjustable  Rate  Certificates  for the  current  and  immediately  preceding
Interest  Accrual Period are available at the trustee's  website,  which may be obtained by telephoning the trustee at (800) 735-7777.

     The pass-through  rate on the Variable Strip  Certificates on each  distribution  date will equal the weighted average,  based on the Stated  Principal  Balance of the mortgage loans  immediately  preceding  that  distribution date,  of the pool strip  rates on each of the  mortgage  loans in the  mortgage  pool.  The pool strip rate on any mortgage  loan is equal to its Net Mortgage  Rate minus  6.25%,  but not less than 0.00%.  As of the cut-off  date, the pool strip  rates on the  mortgage  loans range  between  0.00% and 2.30% per annum.  The initial  pass-through rate on the Variable Strip Certificates is approximately 0.5816% per annum.

     As  described in this  prospectus  supplement,  the Accrued  Certificate  Interest  allocable to each class of certificates,  other than the Principal Only Certificates,  which are not entitled to distributions of interest, is based on the  Certificate  Principal  Balance  of that  class  or, in the case of any  class of the  Interest  Only
Certificates, on the Notional Amount of that class.

     ACCRETION  TERMINATION  DATE--The  earlier  to  occur  of (i) the  distribution  date on  which  the  aggregate
Certificate  Principal  Balance  of the  Accretion  Directed  Certificates  has been  reduced  to zero and (ii) the occurrence of the Credit Support Depletion Date.

     ACCRUAL  DISTRIBUTION  AMOUNT--On each  distribution  date preceding the Accretion  Termination Date, an amount equal to the amount of Accrued  Certificate  Interest  on the Class A-10  Certificates  for that date which will be added to the Certificate  Principal  Balance of the Class A-10 Certificates and distributed in the manner described in this prospectus  supplement under  "--Principal  Distributions on the Senior  Certificates" to the holders of the
Accretion  Directed  Certificates as principal in reduction of the Certificate  Principal Balances of the Accretion
Directed   Certificates.   Any  distributions  of  the  Accrual  Distribution  Amount  to  the  Accretion  Directed
Certificates  will  reduce the  Certificate  Principal  Balances of the  Accretion  Directed  Certificates  by that amount.  The amount that is added to the Certificate  Principal  Balance of the Class A-10 Certificates will accrue interest at a rate of 6.00% per annum. On each  distribution  date on or after the Accretion  Termination Date, the entire Accrued  Certificate  Interest on the Class A-10  Certificates  for that date will be payable to the holders of the Class A-10  Certificates,  as  interest,  to the extent not  required to be paid to the  Accretion  Directed
Certificates  in order to fully  reduce the  aggregate  Certificate  Principal  Balance of the  Accretion  Directed
Certificates to zero on the Accretion  Termination Date; provided,  however, that if the Accretion Termination Date is the Credit  Support  Depletion  Date, the entire  Accrual  Distribution  Amount for that date will be payable as interest to the holders of the Class A-10 Certificates.

     CLASS  A-15/A-16/A-17  LOCKOUT AMOUNT--With respect to any distribution date, an amount equal to the product of
(i) the Lockout  Percentage for that  distribution  date, (ii) a fraction,  the numerator of which is the aggregate
Certificate  Principal  Balance of the Class A-15,  Class A-16 and Class A-17  Certificates  and the denominator of which is the  aggregate  Certificate  Principal  Balance of all classes of  Certificates  (other than the Class A-P
Certificates)  and (iii) the aggregate of the collections  described in clauses (i), (ii), (iii), (iv) and (v) (net of amounts  set forth in clause  (vi)) of the  definition  of the Senior  Principal  Distribution  Amount,  without application of the Senior Percentage or the Senior Accelerated  Distribution  Percentage;  provided,  however, that if the aggregate of the amounts set forth in clauses (i),  (ii),  (iii),  (iv) and (v) (net of amounts set forth in clause (vi)) of the definition of Senior  Principal  Distribution  Amount is more than the balance of the Available
Distribution  Amount  remaining  after  the  Senior  Interest  Distribution  Amount  and the  Class  A-P  Principal
Distribution Amount have been distributed,  the Class  A-15/A-16/A-17  Lockout Amount shall be reduced by an amount equal to the product of such  difference  and a  fraction,  the  numerator  of which is the  aggregate  Certificate
Principal  Balance of the Class A-15,  Class A-16 and Class A-17  Certificates  and the denominator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates).

     AVAILABLE  FUNDS CAP--With  respect to any  distribution  date on or before the  distribution  date in February
2015 and the Class A-11 Certificates,  6.50% per annum plus amounts, if any, paid pursuant to the yield maintenance agreement,  expressed as a per annum rate.  With respect to any  distribution  date after February 2015,  6.50% per annum.

     LOCKOUT  PERCENTAGE--For  any  distribution  date occurring prior to the  distribution  date in September 2011,
0%. For each  distribution  date  occurring  after the first five years  following  the closing  date, a percentage determined as follows:

o        for any distribution date during the sixth year after closing, 30%;

o        for any distribution date during the seventh year after closing, 40%;

o        for any distribution date during the eighth year after closing, 60%;

o        for any distribution date during the ninth year after closing, 80%; and

o        for any distribution date thereafter, 100%.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

     The holders of the Senior Certificates,  other than the Interest Only Certificates,  which are not entitled to distributions of principal,  will be entitled to receive on each  distribution  date, in the priority  described in this prospectus  supplement and to the extent of the portion of the Available  Distribution  Amount remaining after the  distribution  of the Senior  Interest  Distribution  Amount,  other than the Accrual  Distribution  Amount,  a distribution  allocable to principal  equal to the sum of the Senior  Principal  Distribution  Amount and the Class
A-P Principal Distribution Amount.

     After the  distribution  of the Senior  Interest  Distribution  Amount,  other than the  Accrual  Distribution
Amount, distributions of principal on the Senior Certificates on each distribution date will be made as follows:

(a)      Prior to the occurrence of the Credit Support Depletion Date:

(i)      the Class A-P Principal  Distribution  Amount shall be  distributed to the Class A-P  Certificates,  until the Certificate Principal Balance of the Class A-P Certificates has been reduced to zero;

(ii)     an amount equal to the Accrual  Distribution  Amount shall be  distributed  to the Class A-9  Certificates and the Class A-19  Certificates,  on a pro rata basis in  accordance  with their  respective  Certificate
         Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

(iii)    the Senior  Principal  Distribution  Amount shall be distributed to the Class R-I  Certificates  and Class
         R-II  Certificates,  on a pro  rata  basis in  accordance  with  their  respective  Certificate  Principal
         Balances, until the Certificate Principal Balances thereof have been reduced to zero;

(iv)     the  balance of the  Senior  Principal  Distribution  Amount  remaining  after the  distribution,  if any, described in clauses (a)(iii) above shall be distributed concurrently as follows:
(A)           approximately  13.3390832641%  of such amount shall be  distributed  to the Class A-13  Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(B)           approximately  9.9827498083%  of such amount  shall be  distributed  to the Class A-11  Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(C)           approximately  76.6781669275%  of such  amount  shall be  distributed  in the  following  manner  and priority:

(1)      first,  concurrently,  to the Class A-15, Class A-16 and Class A-17  Certificates,  an amount equal to the
                  Class  A-15/A-16/A-17  Lockout Amount,  on a pro rata basis in accordance  with their  respective
                  Certificate  Principal  Balances,  until the  Certificate  Principal  Balances  thereof have been reduced to zero;

(2)      second, any remaining amount shall be distributed concurrently as follows:

a.       45.3398219656% of such amount shall be distributed to the Class A-1 Certificates, until the Certificate
                      Principal Balance of the Class A-1 Certificates has been reduced to zero;

b.       54.6601780344% of such amount shall be distributed in the following manner and priority:

1)       first, an amount up to $1,000 on each distribution date, in the following manner and priority:

a)       first, an amount up to $100 on each distribution date, in the following manner and priority:

               1. first, to the Class A-9  Certificates  and Class A-19  Certificates,
           on a pro  rata  basis  in  accordance  with  their  respective  Certificate
           Principal Balances,  until the Certificate  Principal Balances thereof have been reduced to zero; and

               2.  second,  to the Class  A-10  Certificates,  until  the  Certificate
           Principal  Balance  of the Class  A-10  Certificates  has been  reduced  to zero; and

b)       second, sequentially, to the Class A-7 Certificates and Class A-8 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero, an amount necessary to reduce the aggregate Certificate Principal Balance of the
                               Class A-7 Certificates and Class A-8 Certificates to the Aggregate Planned
                               Principal Balance for that distribution date;

c)       third, to the Class A-9 Certificates and Class A-19 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal
                               Balances thereof have been reduced to zero;

d)       fourth, to the Class A-10 Certificates, until the Certificate Principal Balance of the Class A-10
                               Certificates has been reduced to zero; and

e)       fifth, sequentially, to the Class A-7 Certificates and Class A-8 Certificates, in that order, without regard to the Aggregate Planned Principal Balance for that distribution date, in each case until the Certificate Principal Balance thereof has been reduced to zero;

2)       second, an amount up to $950,000 on each distribution date, to the Class A-4, Class A-5 and Class A-18
                           Certificates, on a pro rata basis in accordance with their respective Certificate
                           Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

3)       third, sequentially, to the Class A-7 Certificates and Class A-8 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero, an amount necessary to reduce the aggregate Certificate Principal Balance of the Class
                           A-7 Certificates and Class A-8 Certificates to the Aggregate Planned Principal Balance
                           for that distribution date;

4)       fourth, to the Class A-9 Certificates and Class A-19 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal
                           Balances thereof have been reduced to zero;

5)       fifth, to the Class A-10 Certificates, until the Certificate Principal Balance of the Class A-10
                           Certificates has been reduced to zero;

6)       sixth, sequentially, to the Class A-7 Certificates and Class A-8 Certificates, in that order, without regard to the Aggregate Planned Principal Balance for that distribution date, in each case until the Certificate Principal Balance thereof has been reduced to zero; and

7)       seventh, to the Class A-4, Class A-5 and Class A-18 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal
                           Balances thereof have been reduced to zero; and

(3)      third,  sequentially,  to the Class A-2  Certificates and Class A-3  Certificates,  in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero; and

(4)      fourth,  concurrently,  to the Class A-15, Class A-16 and Class A-17  Certificates,  without regard to the
                  Class  A-15/A-16/A-17  Lockout Amount,  on a pro rata basis in accordance  with their  respective
                  Certificate  Principal  Balances,  until the  Certificate  Principal  Balances  thereof have been reduced to zero.

(b)      On  or  after  the  occurrence  of  the  Credit  Support  Depletion  Date,  all  priorities   relating  to
     distributions  as described in clause (a) above relating to principal  among the Senior  Certificates  will be disregarded.  Instead,  an amount equal to the Class A-P  Principal  Distribution  Amount will be  distributed to the Class A-P Certificates,  and then the Senior Principal  Distribution  Amount will be distributed to the
     Senior  Certificates  remaining,  other than the Class A-P  Certificates,  pro rata in  accordance  with their respective outstanding Certificate Principal Balances.

(c)      After reduction of the Certificate  Principal  Balances of the Senior  Certificates,  other than the Class
     A-P  Certificates,  to zero but prior to the Credit Support  Depletion  Date, the Senior  Certificates,  other than the Class A-P Certificates,  will be entitled to no further  distributions of principal and the Available
     Distribution  Amount will be paid solely to the holders of the Class A-P, Variable Strip,  Class M and Class B
     Certificates, in each case as described in this prospectus supplement.

         The following table sets forth for each distribution date the Aggregate Planned Principal Balances for the PAC Certificates.

         THERE IS NO ASSURANCE THAT SUFFICIENT FUNDS WILL BE AVAILABLE ON ANY DISTRIBUTION DATE TO REDUCE THE
AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE PAC CERTIFICATES TO THE AGGREGATE PLANNED PRINCIPAL BALANCE OR
THAT DISTRIBUTIONS WILL NOT BE MADE IN EXCESS OF THOSE AMOUNTS FOR THAT DISTRIBUTION DATE.

                                        AGGREGATE PLANNED PRINCIPAL
                                               BALANCES FOR
                                        CLASS A-7 CERTIFICATES AND
        DISTRIBUTION DATE                 CLASS A-8 CERTIFICATES
Initial Balance                                 $29,021,000.00
September 2006                                   28,310,790.10
October 2006                                     27,612,216.01
November 2006                                    26,925,280.84
December 2006                                    26,249,904.39
January 2007                                     25,586,007.05
February 2007                                    24,933,509.76
March 2007                                       24,292,334.01
April 2007                                       23,662,401.83
May 2007                                         23,043,635.80
June 2007                                        22,435,959.04
July 2007                                        21,839,295.21
August 2007                                      21,253,568.48
September 2007                                   20,678,703.59
October 2007                                     20,114,625.76
November 2007                                    19,561,260.75
December 2007                                    19,018,534.86
January 2008                                     18,486,374.86
February 2008                                    17,964,708.07
March 2008                                       17,453,462.30
April 2008                                       16,952,565.86
May 2008                                         16,461,947.56
June 2008                                        15,981,536.71
July 2008                                        15,511,263.13
August 2008                                      15,051,057.11
September 2008                                   14,600,849.43
October 2008                                     14,160,571.34
November 2008                                    13,730,154.61
December 2008                                    13,309,531.44
January 2009                                     12,898,634.53
February 2009                                    12,497,397.05
March 2009                                       12,105,752.63
April 2009                                       11,723,635.36
May 2009                                         11,350,979.79
June 2009                                        10,987,720.95
July 2009                                        10,633,794.29
August 2009                                      10,289,135.73
September 2009                                    9,953,681.64
October 2009                                      9,627,368.83
November 2009                                     9,310,134.55
December 2009                                     9,001,916.49
January 2010                                      8,702,652.77
February 2010                                     8,412,281.96
March 2010                                        8,130,743.04
April 2010                                        7,857,975.43
May 2010                                          7,593,918.96
June 2010                                         7,338,513.91
July 2010                                         7,091,700.94
August 2010                                       6,853,421.15
September 2010                                    6,623,616.04
October 2010                                      6,402,227.53
November 2010                                     6,189,197.94
December 2010                                     5,984,470.00
January 2011                                      5,787,986.83
February 2011                                     5,599,691.96
March 2011                                        5,419,529.31
April 2011                                        5,247,443.19
May 2011                                          5,083,378.30
June 2011                                         4,927,279.74
July 2011                                         4,779,092.99
August 2011                                       4,638,763.90
September 2011                                    4,581,666.60
October 2011                                      4,532,141.75
November 2011                                     4,490,136.49
December 2011                                     4,455,598.33
January 2012                                      4,428,475.14
February 2012                                     4,408,715.15
March 2012                                        4,396,266.98
April 2012                                        4,391,079.57
May 2012                                          4,390,079.57
June 2012                                         4,389,079.57
July 2012                                         4,388,079.57
August 2012                                       4,387,079.57
September 2012                                    4,386,079.57
October 2012                                      4,385,079.57
November 2012                                     4,384,079.57
December 2012                                     4,383,079.57
January 2013                                      4,382,079.57
February 2013                                     4,381,079.57
March 2013                                        4,380,079.57
April 2013                                        4,379,079.57
May 2013                                          4,378,079.57
June 2013                                         4,377,079.57
July 2013                                         4,376,079.57
August 2013                                       4,375,079.57
September 2013                                    4,374,079.57
October 2013                                      4,373,079.57
November 2013                                     4,372,079.57
December 2013                                     4,371,079.57
January 2014                                      4,370,079.57
February 2014                                     4,369,079.57
March 2014                                        3,957,285.40
April 2014                                        3,522,667.95
May 2014                                          3,098,727.27
June 2014                                         2,685,235.12
July 2014                                         2,281,967.82
August 2014                                       1,888,706.18
September 2014                                    1,599,918.89
October 2014                                      1,318,134.82
November 2014                                     1,043,199.24
December 2014                                       774,960.63
January 2015                                        513,270.67
February 2015                                       257,984.13
March 2015                                            8,958.82
April 2015 and
   thereafter                                             0